EXHIBIT 10.2
VOTING AND SUPPORT SETTLEMENT AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of March 28, 2016, by and between Ambac Financial Group, Inc. (the “Company”) and each other signatory hereto, severally and not jointly (each, a “Stockholder”) (the Company and Stockholder, each a “Party” and, collectively, the “Parties”).
RECITALS
WHEREAS, the Company and each Stockholder each desire that the Company increase the size of the Board of Directors of the Company (the “Board”) and add two new members (who shall also be added to the Board of Ambac Assurance Corp. following the 2016 Annual Meeting) and desire that such new members be nominated for election at the 2016 annual meeting of stockholders of the Company, including any adjournment or postponement thereof (the “2016 Annual Meeting”);
WHEREAS, the Company expects the Board to nominate as directors for election to the Board at the 2016 Annual Meeting Ian Haft and David Herzog (collectively, the “Independent Nominees”) and Alexander Greene, C. James Prieur, Jeffrey Stein and Nader Tavakoli (collectively with the Independent Nominees, the “2016 Board Nominees”);
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and each Stockholder, intending to be legally bound hereby, agree as follows:
1.Board Matters; Board Appointments; 2016 Annual Meeting.
(a)    Effective as of the execution of this Agreement, such Stockholder hereby agrees that it shall not, and that it shall use reasonable best efforts to cause Axonic Capital LLC (“Axonic”) or any person employed by Axonic not to, (i) nominate or recommend for nomination any person for election at the 2016 Annual Meeting, directly or indirectly, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly, or (iv) publicly or privately encourage or support any other stockholder to take, or support in the taking of, any of the actions or matters described in this Section 1(a).
(b)    Such Stockholder agrees to appear in person or by proxy at the 2016 Annual Meeting and to vote, or cause to be voted, all shares of Common Stock beneficially owned by such Stockholder as of the record date for the Annual Meeting, March 29, 2016 (such date, the “Record Date”) (i) in favor of the 2016 Board Nominees, (ii) in favor of the Company’s “say-on-pay” proposal in substantially the form provided to such Stockholder by or on behalf of the Company prior to such Stockholder’s entry into this Agreement, and (iii) in favor of the ratification of KPMG LLP as the Company’s auditors.
(c)    From the date hereof through the close of business on the date on which the 2016 Annual Meeting is completed (including any adjournments or postponements thereof), such Stockholder agrees that it shall not, and it shall use reasonable best efforts to cause Axonic and any person employed by Axonic to not, directly or indirectly, in any manner (whether through third parties or otherwise) (other than, in each of cases (i) – (v), in support of and in favor of the election of all of the 2016 Board Nominees and the other matters referred to in Section 1(b)):
(i)    solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Common Stock, or become a

“participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in or assist any person not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Common Stock (other than such encouragement, advice or influence that is in accordance with this Agreement or otherwise consistent with Company management’s recommendation in connection with such matter);
(ii)    advise, encourage, support or influence any person with respect to the voting of any securities of the Company at the 2016 Annual Meeting(other than  such encouragement, advice or influence that is consistent with the Company’s recommendation in connection with such matter);
(iii)    seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors or with respect to the submission of any stockholder proposal;
(iv)    other than as provided in this Agreement, seek, alone or in concert with others, representation on the Board;
(v)    seek or request permission to do any of the foregoing, make any request to amend, waive or terminate any provision of this Section 1 (including, without limitation, this Section 1(c)), or make or seek permission to make any public announcement with respect to any of the foregoing; and
(vi)    otherwise act, alone or in concert with others to make or cause to be made any statement disparaging of the Company, its directors or management including: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format, or (iii) to any analyst, journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview), or otherwise (it being agreed that the prosecution in good faith of litigation asserting that the Company has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this clause (vi) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach).
The restrictions set forth above in this Section 1(c) shall not apply for the duration of any period that the Company is not in compliance with its obligations under Section 8. Notwithstanding anything to the contray in this Section 1, each Stockholder’s obligations under this Section 1 shall only apply if only the 2016 Board Nominees are nominated by the Board to be directors of the Board to be voted on at the 2016 Annual Meeting.
2.    Representations and Warranties of the Company.
The Company represents and warrants to such Stockholder that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.    Representations and Warranties of the Stockholder.
Such Stockholder represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by such Stockholder, is a valid and binding obligation of such Stockholder, enforceable against the Stockholder in accordance with its terms.
Such Stockholder further represents and warrants that, (i) as of the date of this Agreement, it owns beneficially or directly, the number of shares of Common Stock (the “Covered Shares”) previously disclosed to the Company in writing, and as of the Record Date, it will have the power to direct the voting of the Covered Shares, and (ii) as of March 24, 2016, except for such Covered Shares and, except as previously disclosed to the Company in writing (the “Disclosed Positions”), such Stockholder does not currently have, and does not currently have any right to acquire, any interest in any other debt or equity securities of the Company or to its knowledge any of the Company’s subsidiaries, including, in the case of Ambac Assurance Corporation, obligations insured by such entity or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of the Common Stock, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement.
Such Stockholder further represents and warrants that, as of the date of this Agreement, such Stockholder has no current intention to transfer or dispose of, or engage in any trading in or with respect to, any Covered Shares.
4.    Disclosed Positions. The Company agrees to treat as confidential the Disclosed Positions and use the same care with respect to the Disclosed Positions as it uses with respect to its own confidential information and , if permitted by law, to promptly notify Axonic if it is compelled by law or legal process to diclose the Disclosed Positions and cooperate with Stockholders (at their expense) to obtain a protective order or other available relief; provided that, notwitstanding the foregoing, the Company shall be permitted to disclose any of the Disclosed Positions to any third party, and such Disclosed Position shall not be deemed confidential, to the extent that such Disclosed Position (i) is in the Company’s possession prior to the disclosure by the Stockholders (and is not known by the Company to be subject to another confidentiality agreement with or other obligation of confidentiality to the Stockholders); (ii) is or becomes generally available to the public other than as a result of any violation by the Company of the provisions hereof; or (iii) is or becomes available to the Company on a non-confidential basis from a source other than the Stockholders (and such source is not known by the Company to be subject to another confidentiality agreement with or other obligation of confidentiality to the Stockholders). This Section 4 shall survive the termination of this Agreement.
5.    Termination. This Agreement shall terminate on the earliest of (a) the date on which either Independent Nominee ceases to serve on, or withdraws its nomination from, the Board, or the Board fails to nominate either Independent Nominee to serve on the Board, (b) the day following the 2016 Annual Meeting and (c) June 18, 2016.
6.    Press Release and SEC Filing. Promptly following the execution of this Agreement, the Company will issue a press release in the form and content agreed with each Stockholder (the “Agreed Press Release”) announcing this Agreement and any other settlement related agreement entered into with any other shareholder of the Company. The Stockholder shall not make any public announcement or public statement that is inconsistent with or contrary to the statements made in the Agreed Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the Company.
7.    Specific Performance; Remedies.
The Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
8.    Expenses.
Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2016 Annual Meeting, except that Company shall pay to Seward and Kissel LLP the legal fees and expenses of the Stockholders in amount equal to $3,500 in respect of all Stockholders collectively wihtin 10 business days of the Company’s receipt of a request on behalf of all the Stockholders for such expenses, together with reasonable documentation thereof. This Section 8 shall survive the termination of this Agreement.
9.    Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
10.    Notices.
Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Ambac Financial Group, Inc.
One State Street Plaza, 16th Floor
New York, New York
Facsimile No.: (212) 208-3384
Attention: General Counsel
With copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile No.: (212) 403-2000
Attention: Mark Gordon
If to the Stockholder:
c/o Chris Hughes, Director of Operations,
Axonic Capital LLC
390 Park Avenue 15th Floor
New York, N.Y. 10022
axonicconfirmations@axoniccap.com
11.    Applicable Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.
12.    Exceptions. Notwithstanding anything to the contrary set forth in the Agreement, nothing herein shall prevent, and none of Axonic, Axonic’s manager or member, or any Stockholder shall have any liability for, (A) any private communication by Axonic or any person employed by Axonic to (i) any other person employed by Axonic, (ii) any director of or investor in a Stockholder (or any of their representatives) or (iii) or any other client of Axonic or investor in such client, (B) any communication or disclosure made by Axonic or any person employed by Axonic as required by law or legal process or (C) Axonic, in the exercise of its fiduciary duty, privately advising its clients (other then the Stockholders) as to how or whether to vote their shares of the Company.
13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
14.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Parties. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to either Party, the prior written consent of such Party . This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons. The obligations of the Stockholders under this Agreement are several and not joint.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first above written.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ Stephen M. Ksenak
	Name:	Stephen M. Ksenak
	Title	Senior Managing Director and General Counsel

[Signature Page – Axonic Support Agreement]

AXONIC CREDIT OPPORTUNITIES MASTER FUND LP,

By Axonic Capital LLC, its investment manager,

By:	/s/ Labib S. Mahfouz
	Name:	Labib S. Mahfouz
	Title	President & COO

OC 523 MASTER FUND LTD.,

By Axonic Capital LLC, its investment manager,

By:	/s/ Labib S. Mahfouz
	Name:	Labib S. Mahfouz
	Title:	President & COO

[Signature Page – Axonic Support Agreement]